Exhibit 24


POWER OF ATTORNEY

     Each of the undersigned directors and officers of Quixote Corporation, hereby severally, constitutes and appoints Philip E. Rollhaus, Jr., Leslie J. Jezuit, and Daniel P. Gorey, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to execute a registration statement on Form S-8 relating to the common stock of Quixote Corporation, and any and all amendments (including any post-effective amendments) to such registration statement, and to file with the same all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to perform each and every act necessary to be done as fully to all intents and purposes as he could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURE                          TITLE                             DATE
---------                          ------                            ----

/s/ Philip E. Rollhaus, Jr.    Chairman and Chief Executive   August 21, 1998
---------------------------    Officer, Director (Principal
Philip E. Rollhaus, Jr.        Executive Officer)

/s/ Leslie J. Jezuit           President and Chief Operating  August 21, 1998
--------------------           Officer, Director
Leslie J. Jezuit

/s/ Daniel P. Gorey            Chief Financial Officer,       August 21, 1998
-------------------            Vice President and Treasurer
Daniel P. Gorey

/s/ James H. DeVries           Director                       August 21, 1998
--------------------
James H. DeVries

/s/ William G. Fowler          Director                       August 21, 1998
---------------------
William G. Fowler

/s/ Lawrence C. McQuade        Director                       August 21, 1998
-----------------------
Lawrence C. McQuade

/s/ Robert D. van Roijen, Jr.  Director                       August 21, 1998
-----------------------------
Robert D. van Roijen, Jr.